UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2005, BIOLASE Technology, Inc. (the “Company”) received a notification letter from the NASDAQ National Market that the Company is no longer in compliance with conditions for the continued listing of the Company’s common stock on the NASDAQ National Market under NASD Marketplace Rule 4310(c)(14) because the Company has not filed its Annual Report on Form 10-K for the period ended December 31, 2004.

The Company has requested and intends to participate in a hearing before a NASDAQ panel regarding its compliance with the listing standards. The time and place of such hearing will be determined by the panel; however, NASDAQ has advised the Company that a hearing request will stay the delisting of the Company’s common stock pending the panel’s decision.

On April 7, 2005, the Company issued a press release announcing the receipt of the notice from NASDAQ and its intention to request a hearing to appeal the delisting of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release dated April 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 11, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John Hohener
John Hohener
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 7, 2005.

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